EXHIBIT 99



























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                               WOOD BANCORP, INC.


FOR IMMEDIATE RELEASE:


CONTACT:                   Richard L. Gordley
                           President and Chief Executive Officer
                           First Federal Bank
                           (419) 352-3502

                           Marty E. Adams
                           President and Chief Operating Officer
                           Sky Financial Group, Inc.
                           (419) 327-6300

                 WOOD BANCORP, INC. ANNOUNCES PLANS TO AFFILIATE
               WITH SKY FINANCIAL GROUP, INC., BOWLING GREEN, OHIO

         December 17, 1998 (Bowling Green: Ohio; NASDAQ: FFWD) Wood Bancorp, Inc. and its affiliate First Federal Bank today announced the execution of a definitive agreement with Sky Financial Group, Bowling Green, Ohio (NASDAQ:
SKYF). First Federal Bank is a $166 million federal savings bank with seven offices in Bowling Green, Rossford, Woodville, Pemberville, Grand Rapids and North Baltimore, Ohio. It is anticipated that the transaction will be completed by June 30, 1999, pending regulatory approvals and the approval of Wood Bancorp's shareholders.

         Immediately following the affiliation, First Federal will merge with the Mid American National Bank & Trust Company, a Sky Financial affiliate. In connection with the merger, a new Community Bank Division will be established under the leadership of Richard L. Gordley, currently President and CEO of First Federal Bank, who will serve as the Regional President of the division. The Community Bank Division will include First Federal Bank and Mid Am Bank offices in Bowling Green, Woodville, Pemberville, Elmore, North Baltimore, Grand Rapids, Genoa, Stony Ridge, Weston and Bradner. The Perrysburg and Rossford offices of both banks will be a part of Mid Am Bank's Toledo regional operation. Additionally, certain banking centers will maintain advisory boards, comprised of local individuals well versed in business and familiar with the communities served by the banking center.



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         Mr.  Gordley said that the  affiliation  with Sky Financial  Group will benefit First Federal's customers, employees, shareholders and the communities in which the bank operates. "Mid Am Bank and First Federal are both well known for their strong customer service and commitment to their communities, and we are proud to form a partnership that will continue this proud tradition. Mr. Gordley further explained that "This merger will allow us to provide a broader range of financial services to our customers, while still allowing our customers to work with the people they know and trust. We will now be able to offer investment, insurance, leasing and trust services, as well as a host of other products and services to our customers."

         Robert E. Spitler, Chairman of the Board of First Federal Bank, stated "The opportunity to establish a new Community Bank Division combining the strengths of each institution resulting in the increased personal delivery of financial services was an important consideration for our Board."

         Mr. Spitler is expected to serve as a director of Sky Financial Group, and Mr. Gordley will serve as a director of Mid Am Bank following the completion of the merger.

         Under the terms of the agreement, Wood Bancorp shareholders will receive .7315 shares of Sky Financial Group common stock for each share of Wood Bancorp common stock. The transaction is valued at $59 million. The exchange of shares will qualify as a tax-free exchange, and the transaction will be accounted for as a pooling-of-interests.

         Edward J. Reiter, Senior Chairman of Sky Financial Group, said "We have known the people of First Federal for many years, and respect the fine organization they have built and the way they do business. This transaction compliments both of our organizations, and we look forward to this union continuing to serve our Wood County communities."

         "This in-marker merger represents an important addition to Mid Am Bank's already strong presence in the Northwest Ohio market area," stated Marty
E. Adams, President and Chief Operating Officer of Sky Financial Group. With a pro forma Wood county market share of 38% coupled with operating efficiencies this transaction should contribute to our previously announced earnings objectives, and will further enhance our leadership position in this important market.

         David R. Francisco, Chairman and CEO of Sky Financial Group, said that "this transaction meets our conservative acquisition criteria, and does not rely upon significant revenue growth to achieve our goals. We look forward to First Federal participating with us in our future growth."




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         "We are  especially  pleased to be able to serve the customers of First
Federal Bank, who have become accustomed to high quality, personalized service during First Federal Bank's 75 year history," stated Patrick A. Kennedy, President and CEO of Mid American National Bank & Trust Company.

         Sky Financial Group, Inc. is a diversified financial services holding company headquartered in Bowling Green, Ohio. The Company's banking affiliates include Mid American National Bank and Trust Company, Toledo, Ohio; The Citizens Banking Company, Salineville, Ohio; The Ohio Bank, Findlay, Ohio; First National Bank Northwest Ohio, Bryan; Century National Bank, Rochester, Pennsylvania; and Adrian State Bank, Adrian, Michigan. The Company's financial services affiliates included Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments Corp., Bryan, Ohio; Mid Am Credit Corp., Columbus, Ohio; Mid Am Private Trust, N.A., Cincinnati, Ohio; Mid Am Financial Services, Inc., Carmel, Indiana; Simplicity Mortgage Consultants, Marion, Indiana; Mid Am Title Insurance Agency, Inc., Adrian, Michigan; Sky Technology Resources, Inc., Bowling Green, Ohio; ValueNet, Inc., Lisbon, Ohio; Freedom Financial Life Insurance Company, Phoenix, Arizona; and Freedom Express, Inc., Salineville, Ohio.

                                      * * *
         The information contained in this press release contains forward-looking statements regarding expected future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.


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